                                                                    EXHIBIT 10.7


                                    FORM OF

                                  OFFICE LEASE

                                    BETWEEN

                      NATIONWIDE MUTUAL INSURANCE COMPANY

                                    LANDLORD

                                      AND

                       NATIONWIDE LIFE INSURANCE COMPANY

                 NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

                      NATIONWIDE FINANCIAL SERVICES, INC.

                                     TENANT


                                    PREMISES
                                    --------

                  365,238 Square Feet at One Nationwide Plaza

                 102,934 Square Feet at Three Nationwide Plaza

                              Columbus, Ohio 43216

                       SECTION 1 - BASIC LEASE PROVISIONS
                       ----------------------------------

     1.01.  DATE AND PARTIES.  This lease ("Lease") is made December ___, 1996,
     ------------------------
between NATIONWIDE MUTUAL INSURANCE COMPANY ("Landlord") and NATIONWIDE LIFE INSURANCE COMPANY, NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY and NATIONWIDE FINANCIAL SERVICES, INC. (collectively, "Tenant"). Landlord is a corporation, organized under the laws of Ohio, with principal offices at One Nationwide Plaza, Columbus, Ohio. Each of Tenant is a corporation, organized under the laws of Ohio or Delaware, as the case may be, with principal offices at One Nationwide Plaza, Columbus, Ohio.

     1.02.  PREMISES.  Landlord leases to Tenant 365,238 square feet in One
     ----------------
Nationwide Plaza and 102,934 square feet in Three Nationwide Plaza, Columbus, Ohio ("Premises"), as further described on the attached list of offices ("Exhibit A"). The location and/or square footage of the Premises may change from time to time as agreed to by the parties. Any changes to the size and location of the Premises shall be contained in a monthly rent report, without further amendment to this Lease. The Premises contain the fixtures, improvements, and other property now installed in the Premises.

     Tenant and its agents, employees, and invitees, have the non-exclusive right with others designated by Landlord, to the free use of the common areas in the buildings in which the Premises are located (collectively, "Building") and of the land ("Land") on which the Building is located ("Exhibit B") for the common areas' intended and normal purpose. Common areas include walkways, elevators, sidewalks, driveways, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways. Tenant or Tenant's employees shall be entitled to such exclusive parking spaces in the Executive Parking Garage located in the basement of the Building and such non-exclusive parking spaces in the Front Street Parking Garage adjacent to the Building as Landlord reasonably designates from time to time. Tenant agrees that Landlord may charge Tenant and/or its employees for the use of such parking spaces at a reasonable market rate as determined from time to time. The parties may agree from time to time to change the location or number of the parking spaces provided by Landlord hereunder. Landlord may change the common areas if the changes do not materially and unreasonably interfere with Tenant's access to or use of the Premises.

     1.03.  USE.  Tenant shall use the Premises only for insurance and financial
     -----------
service (or a related business) offices or for general office use, unless Landlord gives its advance written consent to another use. Landlord warrants that applicable laws, ordinances, regulations, and restrictive covenants permit the Premises to be used for the above-mentioned purpose. Tenant shall not create a nuisance or use the Premises for any immoral or illegal purposes.

     1.04.  TERM.   The Lease begins ("Beginning Date") on _____________, and
     ------------
ends, as may be extended, ("Ending Date") twelve (12) months after the Beginning Date, unless ended earlier under this Lease. The Lease shall automatically renew for successive twelve (12) month periods unless either party gives thirty
(30) days' prior written notice of its intent not to renew to the other party.


                    SECTION 2 - RENT AND ADJUSTMENT FORMULA
                    ---------------------------------------

     2.01.  RENT.  Tenant shall pay to Landlord annual Rent of $____________
     ------------
from the Beginning Date until December 31, 1997, payable in equal monthly installments of $__________. The Rent is calculated based on the Rental Adjustment Factor of $19.53 per square foot for office space and, except for those areas for which rent is $19.67, as shown on Exhibit A, $12.71 per square foot for concourse space in the Building. If the number of square feet in the Premises changes after the Beginning Date, the parties agree that Rent shall be adjusted accordingly based upon the number of square feet used by Tenant times the Rental Adjustment Factor then in effect. From and after January 1, 1998, the Rental Adjustment Factor will change annually based on the Rental Adjustment Formula set forth in Section 2.02.

     The Rent shall be paid:

     (i)        without advance notice, demand, offset, or deduction;

     (ii)       by the first day of each month during the Term; and

     (iii)      to Landlord at One Nationwide Plaza, Columbus, Ohio 43215,
                Attn: Corporate Money Management, or as Landlord may specify in writing to Tenant. At its option, Landlord may deduct the Rent from Tenant's General Ledger Account.

     If the Term does not begin on the first day or end on the last day of a month, the Rent for that partial month shall be prorated by multiplying the monthly Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

     If Tenant fails to pay part or all of the Rent within ten (10) days after it is due, Tenant shall also pay:

     (i)        a late charge equal to one (1) percent of the unpaid Rent, plus

     (ii) interest at ten percent (10%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, retroactive to

                                      -2-
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                the date originally due until paid.

     2.02.  RENTAL ADJUSTMENT FORMULA.
     ---------------------------------

     2.02(a).  DEFINITIONS.
     ----------------------

     (i) Tenant's pro-rata share means: a percentage which is calculated by dividing the average rentable square footage of the Premises for any calendar month ("numerator") by the rentable square footage of the Building ("denominator").

     (ii) Property means: the Building and its equipment and systems, and the Land.

     (iii)      Real Estate Taxes means:

                (1) real property taxes and currently due installments of
                    assessments, special or otherwise, imposed upon the Property, and

                (2) reasonable legal fees, costs, and disbursements incurred for proceedings to contest, determine or reduce Real Estate
                    Taxes.

     (iv) Operating Expenses means: Landlord's operating costs (which may include capital improvements amortized over the life of the Building) that are reasonable, actual and necessary (except Landlord may use its normal accrual method of accounting), and that are attributable to the improvement, operation, maintenance, management and repair of the Property.

     (v) Adjustment Period means: each calendar year occurring during the Term beginning with calendar year 1998, which shall be the first Adjustment Period.

     2.02(b).  OPERATING EXPENSES CONTROL.  Landlord shall use reasonable
     -------------------------------------
efforts to keep Operating Expenses at reasonable amounts, while maintaining a first class office building.

     2.02(c).   RENTAL ADJUSTMENT FACTOR.  The Rental Adjustment Factor for each
     ------------------------------------
Adjustment Period shall be determined by adding together Operating Expenses and Real Estate Taxes for the Building, plus an Investment Factor as defined below, and multiplying the sum of such numbers by Tenant's pro rata share. The resulting number shall constitute the Rental Adjustment Factor for each Adjustment Period. The Investment Factor shall be determined by adding 100% of the value of the Land and 50% of the value of the Building. The sum of such numbers shall be multiplied by five percent (5%) (or another investment return as determined by Landlord's Board of Directors from time to time). The product shall be the Investment Factor. Landlord may, from time to time, but not more than once per year, adjust the Investment Factor.

     2.02(d)  MANNER OF PAYMENT.   Landlord may give Tenant notice of Landlord's
     ---------------------------
estimate of amounts payable under this paragraph for each Adjustment Period. Landlord's estimate shall be reasonable and based upon generally accepted accounting principles consistently applied. If Tenant requests, Landlord shall give Tenant reasonably detailed documentation to support Landlord's estimate.

     By the first day of each month during the Adjustment Period, Tenant shall pay Landlord one-twelfth (1/12) of the estimated amount as Rent. If, however, the estimate is not given before the Adjustment Period begins, Tenant shall continue to pay on the basis of last year's estimate, if any, until the month after the new estimate is given.

     2.03.  PERSONAL PROPERTY TAX.  Before delinquency, Tenant shall pay taxes
     -----------------------------
assessed during the Term against trade fixtures or personal property placed by Tenant in the Premises. If these taxes are assessed against the Building, Tenant shall pay its share of the taxes to Landlord within twenty (20) days after receiving Landlord's written statement setting forth the amount of taxes applicable to Tenant's property and the basis for the charge to Tenant.
Tenant's failure to pay within the twenty (20) day period shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Rent.

     2.04. ADJUSTMENT TO RENT. The Landlord agrees that no increase in the rent
     -------------------------
pursuant to paragraph 2.01 hereof or in the Investment Factor pursuant to paragraph 2.02(c) hereof, which either (i) causes the amount of rent per square foot to be paid by the Tenant to exceed the then prevailing commercial market rent for the same or similar class of commercial office space in the downtown Columbus, Ohio area or (ii) was determined by the Landlord using a methodology for determining rent and/or the Investment Factor which is inconsistent with the methodology used by the Landlord in determining increases in rent for its other subsidiaries and affiliates, will be effective until approved by the Board of Directors of Nationwide Financial Services, Inc., including the approval by a majority of the directors who do not serve as an officer, director (other than as a director of Nationwide Financial Services, Inc.) or employee of any member of the Nationwide Insurance Enterprise.


                      SECTION 3 - AFFIRMATIVE OBLIGATIONS
                      -----------------------------------

     3.01.  COMPLIANCE WITH LAWS.
     ----------------------------

     3.01(a).  LANDLORD'S COMPLIANCE.  Landlord warrants that, to the best of
     --------------------------------
its knowledge, on the Beginning Date, the Premises comply with all applicable laws, ordinances, rules, and regulations of governmental authorities, including, but not limited to, The Americans with Disabilities Act ("Applicable Laws"). During the Term, Landlord shall comply with all Applicable Laws regarding the Premises and Building except to the extent Tenant must comply under paragraph 3.01(b).

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

     3.01(b).  TENANT'S COMPLIANCE.  Tenant shall comply in all material
     ------------------------------
respects with all Applicable Laws: (i) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling.

     3.02 SERVICES AND UTILITIES
     ---------------------------

     3.02(a).  SERVICES.  Landlord shall provide, at its expense, subject to
     -------------------
reimbursement under paragraph 2.02:

     (i) Heating, ventilation and air conditioning (HVAC) for the Premises during business hours to maintain temperatures for comfortable use and occupancy;

     (ii) Automatic passenger elevators providing adequate service leading to the floors on which the Premises are located;

     (iii) Freight elevators providing service to the floors on which the Premises are located as reasonable scheduling permits;

     (iv)       Janitorial services to the Premises as specified in Exhibit C;

     (v) Hot and cold water sufficient for drinking, lavatory, toilet and ordinary cleaning purposes;

     (vi) Electricity to the Premises during business hours that provides electric current in reasonable amounts necessary for normal office use, lighting and HVAC;

     (vii)      Replacement of lighting tubes, lamp ballasts and bulbs;

     (viii)     Extermination and pest control when necessary; and

     (ix) Maintenance of common areas in a first class manner comparable to other first class office buildings in the downtown Columbus area. The maintenance shall include cleaning, HVAC, illumination, snow shoveling, de-icing, repairs, replacements, lawn care, trash disposal and landscaping.

     3.02(b).  BUSINESS HOURS.  In paragraph 3.02, business hours means:
     -------------------------

     (i)        Monday through Friday, 7:00 a.m. through 6:00 p.m., and

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

     (ii) Saturday, 8:00 a.m. through 1:00 p.m., but excludes the following holidays or the days on which the holidays are designated for observance: New Year's Day, Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day, or any other holiday during which Landlord's or Tenant's offices are generally closed.

     3.02(c).  24 HOUR ACCESS.  Tenant, its employees, agents and invitees shall
     -------------------------
have access to the Premises twenty-four (24) hours a day, seven (7) days a week. At any time, Landlord may restrict access by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification.

     3.02(d).  EXCESS UTILITY USE.  Tenant shall not place or operate in the
     -----------------------------
Premises any electrically operated equipment or other machinery, other than typewriters, personal computers, adding machines, reproduction machines and other machinery and equipment normally used in offices, unless Tenant receives Landlord's advance written consent. Landlord shall not unreasonably withhold or delay its consent. Landlord may require payment for the extra use of electricity caused by operating any additional equipment or machinery.

Landlord may require that special, high electricity consumption installations of Tenant such as computer or reproduction facilities (except personal computers or normal office photocopy machines) be separately sub-metered for electrical consumption at Tenant's cost.

     3.02(e).   INTERRUPTION OF SERVICES.
     ------------------------------------

     (i) Interruptions. Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or any reason beyond the reasonable control of Landlord. Except as noted in (ii) below, any interruption shall not: (A) be considered an eviction or disturbance of Tenant's use and possession of the Premises; (B) make Landlord liable to Tenant for damages; (C) abate Rent; or (D) relieve Tenant from performing Tenant's Lease obligations.

     (ii) Remedy. If any essential services (such as HVAC, passenger elevators, electricity, water) supplied by Landlord are interrupted, and the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees or agents, Tenant shall be entitled to an abatement of Rent. The abatement shall begin on the tenth (10th) consecutive business day of the interruption or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are restored. Tenant shall have the option to cancel this Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises for at least sixty (60) consecutive days and Landlord is not exercising its best efforts to restore the services.

     3.03.  REPAIRS AND MAINTENANCE.
     -------------------------------

     3.03(a).   TENANT'S CARE OF PREMISES.  Tenant shall:
     -------------------------------------

     (i)        keep the Premises and fixtures in good order;

     (ii) make repairs and replacements to the Premises or Building needed to the extent due to Tenant's misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance or the insurance Landlord is required to carry under Section 5, whichever is greater;

     (iii)      not commit waste; and

     (iv) not use any Hazardous Substances (as defined below) in the Premises, Building or the Land.

     3.03(b).   LANDLORD'S REPAIRS.  Except for repairs and replacements that
     ------------------------------
Tenant must make under paragraph 3.03(a), Landlord shall pay for and make all other repairs and replacements to the Premises, common areas and Building (including Building fixtures and equipment). Landlord shall make the repairs and replacements to maintain the Building in a first class condition comparable to other first class buildings in the downtown Columbus area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components and all systems such as mechanical, electrical, HVAC and plumbing.

     3.03(c).  TIME FOR REPAIRS.  Repairs or replacements required under
     ---------------------------
paragraphs 3.03(a) or 3.03(b) shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for a repair or replacement.

     3.03(d).  SURRENDERING THE PREMISES.  On the Ending Date, Tenant shall
     ------------------------------------
surrender the Premises to Landlord in the same condition that the Premises were in on the Beginning Date except for:

     (i)        ordinary wear and tear;

     (ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under paragraph 3.03(a);

     (iii)      condemnation;

     (iv) damage arising from any cause not required to be repaired or replaced by Tenant; and

     (v) alterations as permitted by this Lease unless consent was conditioned on their removal.

     On surrender Tenant shall remove from the Premises its personal property, trade fixtures, any alterations required to be removed under paragraph 4.01 and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

     3.04.  ENVIRONMENTAL OBLIGATIONS.
     --------------------------------

     3.04(a).  DEFINITIONS.
     ---------------------

          (i) "Hazardous Substance" means (A) "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended; (B) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (C) "toxic substances" as defined by the Toxic Substances Control Act, as amended; (D) "hazardous materials" as defined by the Hazardous Materials Transportation Act, as amended; (E) any other substances regulated under applicable federal, state or local laws, and the regulations adopted under these acts, as amended; (F) oil or other petroleum products; (G) any highly combustible substance; (H) polychlorinated bipheyls; (I) any other substance whose presence could reasonably be detrimental to the Building, the Premises or the Land, or which could be hazardous to health or the environment. "Hazardous Substances" excludes normal quantities of substances customarily used in the operation of an office provided that such substances are used in strict compliance with all Applicable Laws.

          (ii) "Release" shall be defined as transport onto or across, storage, dumping, spilling, leaking, atmospheric injection, generation, use, causing or permitting to escape, onto or from the Building, the Premises, or the Land, of any Hazardous Substance.

     3.04(b).  LANDLORD'S REPRESENTATIONS AND OBLIGATIONS.  Landlord represents
     ----------------------------------------------------
that no governmental entity is currently investigating or conducting remediation activities at the Building, nor has the Building been declared a "Superfund" site. Landlord, its agents or employees, shall not, either with or without negligence, Release any Hazardous Substance on or about the Building, the Premises or the land on which the Building is located, except in strict compliance with all Applicable Laws.

     3.04(c).  TENANT'S REPRESENTATIONS AND OBLIGATIONS.  Tenant, its agents,
     --------------------------------------------------
invitees, suppliers, contractors and employees shall not, either with or without negligence, Release any Hazardous Substance on or about the Building, the Premises or the Land. Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence or Release of Hazardous Substances about the Building, the Premises or the Land.

     3.04(d).   LIABILITY.  If any lender, purchaser or governmental agency
     --------------------
shall ever require testing of the Building, the Premises, or the Land to ascertain whether or not there has been any Release of Hazardous Substances, and such Release is reasonably determined to be attributable to Tenant, its agents, invitees, suppliers, contractors or employees, Tenant shall be liable, to the extent it caused such Release, for all testing and remediation costs, including returning the Building, the Premises or the Land to their previous conditions, any sums paid for settlement of claims, judgments, or any governmental fines associated, directly or indirectly, with a Release, and Tenant shall indemnify against, defend and hold Landlord harmless from such fines, claims and judgments.


                        SECTION 4 - NEGATIVE OBLIGATIONS
                        --------------------------------

     4.01.  ALTERATIONS.
     -------------------

     4.01(a).  DEFINITIONS.  "Alterations" means alterations, additions,
     ----------------------
substitutions, installations, changes and improvements, but excludes minor decorations.

     4.01(b).  CONSENT.  Tenant shall not make alterations without Landlord's
     -----------------
advance written consent. Landlord's consent shall not be unreasonably withheld or unduly delayed for nonstructural interior Alterations to the Premises that do not adversely affect the Building's appearance, value and structural strength.

     4.01(c).   CONDITIONS OF CONSENT.  Landlord may condition its consent in
     ---------------------------------
paragraph 4.01(b) on all or any part of the following:

     (i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the Alterations;

     (ii)       The Alterations shall be performed and completed--

                (A) in accordance in all material respects with the submitted plans and specifications;

                (B) in a workmanlike manner;

                (C) in compliance in all material respects with all Applicable
                    Laws, regulations and building codes;

                (D) using new materials and installations at least equal in quality to the original Building materials and installations;

                (E) by not unreasonably disturbing the quiet possession of the other tenants or Landlord's employees;

                (F) by not unreasonably interfering with the construction, operation or maintenance of the Building, and

                (G) with due diligence;

     (iii) Tenant shall use workers and contractors whom Landlord employs or approves in writing, which approval shall not be unreasonably withheld or unduly delayed;

     (iv) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits;

     (v) Tenant shall give Landlord at least fifteen (15) days advance notice before beginning any Alterations so that Landlord may post or record notices of nonresponsibility;

     (vi) At Landlord's request, Tenant shall remove the Alterations and repair any damage caused by their removal by the Ending Date.

     4.01(d).  PAYMENT AND OWNERSHIP OF THE ALTERATIONS.  Alterations made under
     ---------------------------------------------------
this paragraph shall be at Tenant's expense. The Alterations shall belong to Landlord on the Ending Date except for those Alterations required to be removed by Landlord. Nevertheless, Tenant may remove its trade fixtures, furniture, equipment and other personal property if Tenant promptly repairs any damage caused by their removal.

     4.02.  ASSIGNMENT AND SUBLEASING.
     ---------------------------------

     4.02(a).   CONSENT REQUIRED.   Tenant shall not transfer, mortgage,
     ----------------------------
encumber, assign or sublease all or part of the Premises without Landlord's advance written consent.

     4.02(b).  CONDITIONS.  Permitted subleases and assignments by Tenant are
     ---------------------
subject to:

     (i)        The terms of this Lease;

     (ii)       The term shall not extend beyond the Lease Term;

     (iii)      Tenant shall remain liable for all Lease obligations; and

     (iv) Consent to one sublease or assignment does not waive the consent requirement for future assignments or subleases.


                             SECTION 5 - INSURANCE
                             ---------------------

     5.01.  INSURANCE.
     -----------------

     5.01(a).   LANDLORD'S BUILDING INSURANCE.  Landlord shall keep the
     -----------------------------------------
Building, including the improvements, insured against damage and destruction by fire, earthquake, vandalism and other perils in the amount of the replacement value of the Building, as the value may exist from time to time. The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore the Building.

     5.01(b).  PERSONAL PROPERTY INSURANCE.  Each party shall keep its personal
     --------------------------------------
property and trade fixtures in the Premises and Building insured with "all risks" insurance in an amount to cover the replacement cost of the property and fixtures. Tenant shall also keep any non-Building standard improvements and betterments made to the Building at Tenant's request insured to the same degree as Tenant's personal property.

     5.01(c).  LIABILITY INSURANCE.  Each party shall maintain contractual and
     ------------------------------
comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of five million dollars ($5,000,000.00) for personal injuries or deaths of persons occurring in or about the Building and Premises.

     5.01(d).  WAIVER OF SUBROGATION.  Each party waives claims arising in any
     --------------------------------
manner in its ("Injured Party's") favor and against the other party for loss or damage to its property in the Building. The waiver does not apply to claims caused by a party's willful misconduct or negligence. This waiver applies to the extent the loss or damage is covered by:

     (i)        the Injured Party's insurance; or

     (ii)       the insurance the Injured Party is required to carry under
                Section 5, whichever is greater. The waiver also applies to each party's directors, officers, employees, shareholders, and agents.

5.01(e).  INSURANCE CRITERIA.  Insurance policies required by this Lease shall:
-----------------------------

     (i) be issued by financially sound insurance companies licensed to do business in the State of Ohio;

     (ii) name the nonprocuring party as an additional insured as its interest may appear; other landlords or tenants may also be added as additional insureds in a blanket policy;

     (iii) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless fifteen (15) days' advance notice is given to the nonprocuring party;

     (iv) be permitted to be carried through a "blanket policy" or "umbrella" coverage;

     (v) may include "self insurance", in whole or in part, to the extent Landlord or Tenant meets the requirements of this paragraph 5.01(e).

     5.01(f).  EVIDENCE OF INSURANCE.  Upon the reasonable written request of
     --------------------------------
either party, the other party shall give copies of certificates of insurance to the requesting party. The certificate shall specify amounts, types of coverage and the insurance coverages listed in paragraphs 5.01 (a), (b) and (c). The policies shall be renewed or replaced and maintained by the party responsible for that policy. If either party fails to give copies of the required certificate within thirty (30) days after notice of demand for it, the other party may obtain and pay for that insurance and receive reimbursement from the party required to have the insurance.

     5.02.  INDEMNIFICATION.
     -----------------------

     5.02(a).  TENANT'S INDEMNITY.  Subject to paragraph 5.01(d) herein, Tenant
     -----------------------------
indemnifies, defends, and holds Landlord harmless from claims:

     (i)        for personal injury, death or property damage;

     (ii)       for incidents arising in or about the Premises or Building; and

     (iii) caused by the negligence or willful misconduct of Tenant, its agents, employees or invitees. When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except its agents, employees or invitees, Tenant's duty to defend, indemnify and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

     5.02(b).   LANDLORD'S INDEMNITY.  Subject to paragraph 5.01(a) herein,
     --------------------------------
Landlord indemnifies, defends and holds Tenant harmless from claims:

     (i)        for personal injury, death or property damage;

     (ii)       for incidents occurring in or about the Premises or Building;
                and

     (iii) caused by the negligence or willful misconduct of Landlord, its agents, employees or invitees. When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except its agents, employees or invitees, Landlord's duty to defend, indemnify and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

     5.02(c).  RELEASE OF CLAIMS.  Notwithstanding paragraphs 5.02(a) and (b),
     ----------------------------
the parties release each other from any claims either party ("Injured Party") has against the other, except for conduct arising out of or relating to the willful misconduct or the negligence of the other party. This release is limited to the extent the claim is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under Section 5, whichever is greater.

     5.03.  LIMITATION OF LANDLORD'S LIABILITY.
     ------------------------------------------

     5.03(a).  TRANSFER OF PREMISES.  If the Building is sold or transferred,
     -------------------------------
voluntarily or involuntarily, Landlord's Lease obligations and liabilities accruing after the transfer shall be the sole responsibility of the new owner if:

     (i) the new owner expressly agrees in writing to assume Landlord's obligations; and

     (ii) Tenant's funds that Landlord is holding, such as any security deposits or any prepaid rent are transferred to the new owner.


                          SECTION 6 - LOSS OF PREMISES
                          ----------------------------
     6.01.  DAMAGES.
     ---------------

     6.01(a).  DEFINITION.  "Relevant Space" means:
     ---------------------

     (i) the Premises as defined in paragraph 1.02, excluding any improvements installed by Tenant at its sole expense or any improvements installed by Landlord but paid for by Tenant ("Non-Building Standard Fixtures");

                (ii)    access to the Premises; and

                (iii) any part of the Building that provides essential services to the Premises.

     6.01(b).   REPAIR OF DAMAGE.  If the Relevant Space is damaged in part or
     ----------------------------
whole from any cause and the Relevant Space can be substantially repaired and restored within one hundred and twenty (120) days from the date of the damage using standard working methods and procedures, Landlord shall, at its expense, promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. The repair and restoration shall be made within one hundred and twenty (120) days from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

     If the Relevant Space cannot be repaired and restored within a one hundred and twenty (120) day period, then either party may, within ten (10) days after determining that the repairs and restoration cannot be made within one hundred and twenty (120) days, cancel the Lease by giving written notice to the other party.

     6.01(c).  ABATEMENT.  Unless the damage is caused by Tenant's willful
     --------------------
misconduct, the Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until the earlier of (i) ten (10) business days after Landlord completes the repairs and restoration to the Relevant Space or the part rendered unusable and gives notice to Tenant that the repairs and restoration are completed, or (ii) until Tenant again uses the Premises or the part rendered unusable.

     6.01(d).   TENANT'S PROPERTY.  Notwithstanding  anything else in Section 6,
     -----------------------------
Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment or other personal property, or any Tenant improvements unless such damage is caused by the willful misconduct or negligence of Landlord or any of its agents.

     6.01(e).   DAMAGE TO BUILDING.  If:
     ------------------------------

     (A)        more than forty (40%) percent of the Building is damaged;

     (B) any mortgagee of the Building shall not allow adequate insurance proceeds for repair and restoration;

     (C) the damage is not covered by Landlord's insurance required by this Lease; or

     (D) this Lease is in the last six (6) months of its Term, then Landlord may cancel this Lease. To cancel, Landlord must give notice to Tenant within thirty (30) days after Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

     6.01(f).  CANCELLATION.  If either party cancels this Lease as permitted by
     -----------------------
paragraph 6.01, then this Lease shall end on the day specified in the cancellation notice. The Rent and other charges shall be payable up to the cancellation date and shall account for any abatement.

     6.02.  CONDEMNATION.
     --------------------

     6.02(a).  DEFINITIONS.  The terms "eminent domain," "condemnation," "taken"
     ----------------------
and the like in paragraph 6.02 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

     6.02(b).  ENTIRE TAKING.  If the entire Premises or the portions of the
     ------------------------
Building required for reasonable access to, or the reasonable use of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

     (i)        the date title vests; or

     (ii)       the date Tenant is dispossessed by the condemning authority.

     6.02(c).  PARTIAL TAKING.  If the taking of a part of the Premises
     -------------------------
materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space then Tenant may end this Lease on the earlier of:

     (i)        the date when title vests;

     (ii)       the date Tenant is dispossessed by the condemning authority; or

     (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur.

     If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent and Additional Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.

     6.02(d).   TERMINATION BY LANDLORD.  If title to a part of the Building
     -----------------------------------
other than the

Premises is condemned, and in the Landlord's reasonable opinion, the Building should be restored in a manner that materially alters the Premises, Landlord may cancel this Lease by giving notice to Tenant. Cancellation notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the date notice is given.

     6.02(e).   RENT ADJUSTMENT.  If this Lease is canceled, then the Rent and
     ---------------------------
other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Rent plus security deposit, if any, less any sum then owing by Tenant to Landlord.

     6.02(f).   REPAIR.  If this Lease is not canceled, then Landlord, at its
     ------------------
expense, shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but only to the extent of the: condemnation award received for the damage; and shall not be obligated to repair Non-Building Standard Fixtures.

     6.02(g).  AWARDS AND DAMAGES.  Landlord reserves all rights to damages paid
     -----------------------------
because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages.

     Notwithstanding anything else in paragraph 6.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited above, at its own expense, and neither shall have any right to the award made to the other.

     6.02(h).   TEMPORARY CONDEMNATION.  If part or all of the Premises are
     ----------------------------------
condemned for a limited period of time ("Temporary Condemnation"), this Lease shall remain in effect. The Rent and Tenant's obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.


                              SECTION 7 - DEFAULT
                              -------------------

     7.01.  TENANT'S DEFAULT.
     ------------------------

     7.01(a).   DEFAULTS.  Each of the following constitutes a default
     --------------------
("Default"):

     (i) Tenant's failure to pay Rent within seven (7) days after Tenant receives notice from Landlord of Tenant's failure to pay Rent;

     (ii) Tenant's failure to pay Rent by the due date, at any time during a calendar year in which Tenant has already received three notices of its failure to pay Rent by the due date;

     (iii) Tenant's failure to perform or observe in all material respects any other Tenant obligation after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

     (iv) Tenant's failure to vacate or stay any of the following within ninety (90) days after they occur:

                (A) a petition in bankruptcy or state rehabilitation or
                    insolvency proceedings are filed by or against Tenant;

                (B) Tenant is adjudicated as bankrupt or insolvent;

                (C) a receiver, trustee or liquidator is appointed for all or a substantial part of Tenant's property; or

                (D) Tenant makes an assignment for the benefit of creditors.

     7.02.  LANDLORD'S REMEDIES.
     ---------------------------

     7.02(a).   REMEDIES.  Landlord, in addition to the remedies given in this
     --------------------
Lease or under the law, may do any one or more of the following if Tenant commits a Default under paragraph 7.01:

     (i) end this Lease, and Tenant shall then surrender the Premises to Landlord;

     (ii) enter and take possession of the Premises either with process of law and remove Tenant, with or without having ended the Lease; and

     (iii)      alter locks and other security devices at the Premises.

     Tenant waives claims for damages by reason of Landlord's reentry, repossession, or alteration of locks or other security devices and for damages by reason of any legal process, unless the same was done in violation of the terms hereof.

     7.02(b).   NO SURRENDER.  Landlord's exercise of any of its remedies or its
     ------------------------
receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in a writing signed by both parties.

     7.02(c).   RENT.  If Landlord ends this Lease or ends Tenant's right to
     ----------------
possess the Premises because of a Default, Landlord may hold Tenant liable for Rent and other indebtedness accrued to the date the Lease ends. Tenant shall also be liable for the Rent and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Default, reduced by any sums Landlord receives by reletting the Premises during the Term.

     7.02(d).   OTHER EXPENSES.  Tenant shall also be liable for that part of
     --------------------------
the following sums paid by Landlord and attributable to that part of the Term ended due to Tenant's Default:

     (i) reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for that part of the reletting Term ending concurrently with the then current Term of this Lease;

     (ii)       the cost of removing and storing Tenant's property;

     (iii) the cost of minor repairs, alterations and remodeling, necessary to put the Premises in a condition reasonably acceptable to a new Tenant; and

     (iv) other necessary and reasonable expenses incurred by Landlord in enforcing its remedies.

     7.02(e).   PAYMENT.  Tenant shall pay the sums due in paragraphs 7.02(c)
     -------------------
and (d) within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts.

     7.02(f).  MITIGATION.  Landlord shall mitigate its damage by making
     ---------------------
reasonable efforts to relet the Premises on reasonable terms. Landlord may relet for a shorter or longer period of time than the Lease Term and make any necessary repairs or alterations. Landlord may relet on any reasonable terms including a reasonable amount of free rent. If Landlord relets for a period of time longer than the current Lease Term, then any special concessions given to the new Tenant shall be allocated throughout the entire reletting Term to not unduly reduce the amount of consideration received by Landlord during the remaining period of Tenant's Term.

     7.03.  LANDLORD'S DEFAULT.  Landlord's failure to perform or observe any of
     --------------------------
its Lease obligations after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant is a Default. The notice shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of a mortgagee's name and address and request for notice upon Landlord's Default, Tenant shall also provide the notice required by this paragraph to the mortgagee at the same time Tenant gives notice to Landlord.

     If Landlord commits a Default, Tenant may pursue any remedies given in this Lease or under the law or in equity.

     7.04.  SELF-HELP.  If either party defaults ("Defaulting Party"), the other
     -----------------
party ("Nondefaulting Party") may, without being obligated and without waiving the Default, cure the Default. The Nondefaulting Party may enter the Premises or Building to cure the Default. The Defaulting Party shall pay the Nondefaulting Party, upon demand, all costs, expenses, and disbursements incurred by the Nondefaulting Party to cure the Default.

     7.05.  SURVIVAL.  The remedies permitted by Section 7, the parties'
     ----------------
indemnities and environmental obligations in paragraphs 5.02 and 3.04, and the Landlord's obligation to mitigate damages in paragraph 7.02(f) shall survive the ending of this Lease.


                           SECTION 8 - NONDISTURBANCE
                           --------------------------

     8.01.  SUBORDINATION.
     ---------------------

     8.01(a).   MORTGAGES.  Subject to paragraph 8.01(b), this Lease is
     ---------------------
subordinate to prior or subsequent mortgages covering the Building.

     8.01(b).   FORECLOSURES.  If any mortgage is foreclosed, then:
     ------------------------

     (i)        This Lease shall continue;

     (ii) Tenant's quiet possession shall not be disturbed if Tenant is not in Default;

     (iii) Tenant will attorn to and recognize the mortgagee or purchaser at foreclosure sale ("Successor Landlord") as Tenant's landlord for the remaining Term, provided that such Successor Landlord has executed and delivered a non-disturbance agreement in accordance with paragraph 8.01(c); and

     (iv)       The Successor Landlord shall not be bound by:

                (A) any payment of Rent for more than one (1) month in advance,

                (B) any amendment, modification or termination of this Lease without Successor Landlord's consent, and

                (C) any liability for any act or omission of a prior Landlord.

     8.01(c).   SELF-OPERATING.  Paragraph 8.01 is self-operating.  However,
     --------------------------
Landlord and Tenant shall as promptly as practicable execute and deliver any documents reasonably needed to confirm this arrangement.

     8.02.  ESTOPPEL CERTIFICATE.
     ----------------------------

     8.02(a).   OBLIGATION.  Either party ("Answering Party") shall from time to
     ----------------------
time, within ten (10) business days after receiving written request by the other party ("Asking Party"), execute and deliver to the Asking Party a written statement. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing shall certify:

     (i)        the accuracy of the Lease document;

     (ii)       the Beginning and Ending Dates of the Lease;

     (iii) that the Lease is unmodified and in full effect (or in full effect as modified and stating the date and nature of the modification);

     (iv) whether, to the Answering Party's knowledge, the Asking Party is in default or whether the Answering Party has any claims or demands against the Asking Party and, if so, specifying the Default, claim or demand; and

     (v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

     8.02(b).   QUIET ENJOYMENT.   If Tenant is not in default, and subject to
     ---------------------------
the Lease terms and the above encumbrances, Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed.


                         SECTION 9 - LANDLORD'S RIGHTS
                         -----------------------------

     9.01.  RULES.   Tenant, its employees and invitees, shall comply (following
     -------------
a reasonable time after receipt in writing thereof by Tenant) with any rules and reasonable modifications and additions to rules adopted by Landlord that do not unreasonably and materially interfere with Tenant's conduct of its business or Tenant's use and enjoyment of the Premises and that are delivered to Tenant in writing.

     9.02.  MECHANICS LIENS.
     -----------------------

     9.02(a).   DISCHARGE LIEN.  Tenant shall, within twenty (20) days after
     --------------------------
receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request:,

     (i)        discharge the lien; or

     (ii) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

     9.02(b).   LANDLORD'S DISCHARGE.  If Tenant does not discharge the lien or
     --------------------------------
post the bond within the twenty (20) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord.

     9.03.  RIGHT TO ENTER.
     ----------------------

     9.03(a).   PERMITTED ENTRIES.  Landlord and its agents, servants and
     -----------------------------
employees may enter the Premises at reasonable times, and at any time in an emergency, without charge, liability or abatement of Rent, to:

     (i)        examine the Premises;

     (ii) make repairs, alterations, improvements, and additions either required by this Lease or advisable to preserve the integrity, safety and good order of part or all of the Premises or Building;

     (iii)      provide janitorial and other services required by this Lease;

     (iv)       comply with Applicable Laws;

     (v) show the Premises to prospective lenders or purchasers and, during the ninety (90) days immediately before this Lease ends, to prospective tenants, accompanied, if requested by Tenant, by a Tenant representative;

     (vi)       post notices of nonresponsibility;

     (viii) remove any Alterations made by Tenant in violation of this Lease.

     9.04.  HOLDOVER.
     ----------------

     9.04(a).   HOLDOVER STATUS.  If Tenant continues occupying the Premises
     ---------------------------
after the Term ends ("Holdover") then:

     (i) if the Holdover is with Landlord's written consent, this Lease shall be a tenancy from month-to-month, terminable on thirty
                (30) days advance written notice by either party;

     (ii) if the Holdover is without Landlord's written consent, then Tenant shall be a tenant-at-sufferance. Tenant shall pay by the first day of each month 150% of the amount of Rent due in the last full month immediately preceding the Holdover period and shall be liable for any damages suffered by Landlord because of Tenant's Holdover, as well as any other remedies permitted by law.

     9.05.  SIGNS.
     -------------

     9.05(a).   PERMITTED SIGNS.  Landlord shall provide Tenant, at Landlord's
     ---------------------------
expense, the following listings and signs:

     (i)        Appropriate floor directories;

     (ii) A sign on the exterior wall or door of the Premises inside the Building.

     9.05(b).   NONPERMITTED SIGNS.  Other than the signs and listings permitted
     ------------------------------
in paragraph 9.05(a), Tenant shall not place or have placed any other signs, listings, advertisements or any other notices anywhere else in the Building.


                           SECTION 10 - MISCELLANEOUS
                           --------------------------

     10.01.  BROKER'S WARRANTY.  The parties warrant that they have not dealt
     --------------------------
with any broker with respect to this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the nonbreaching party from any claims or liability arising from the breach.

     10.02.  ATTORNEYS' FEES.  In any litigation between the parties regarding
     ------------------------
this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs (including attorneys' fees) incurred by the prevailing party. A party shall be considered the prevailing party if:

     (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial or judgment;

     (ii) the other party withdraws its action without substantially obtaining the relief it sought; or

     (iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

     10.03.  NOTICES.  Unless a Lease provision expressly authorizes verbal
     ----------------
notice, all notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, as follows:

     To Tenant:
               Nationwide Financial Services, Inc.
               Nationwide Life Insurance Company
               Nationwide Life and Annuity Insurance Company
               One Nationwide Plaza
               Columbus, Ohio 43215
               Attn: President

     To Landlord:
               Nationwide Mutual Insurance Company
               One Nationwide Plaza
               Columbus, Ohio 43215
               Attn: Properties Development - Leasing

     Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving written notice from Landlord of the mortgagee's name and address. Notice shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the postage receipt(s) of all persons and addresses to which notice is to be given.

     10.04.  PARTIAL INVALIDITY.  If any Lease provision is invalid or
     ---------------------------
unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

     10.05.  WAIVER.  The failure of either party to exercise any of its rights
     ---------------
is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

     10.06.  RECORDING.  Recording of this Lease is prohibited except as allowed
     ------------------
in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term, its Beginning and Ending Dates, and other information the parties agree to include.

     10.07.  SURVIVAL OF REMEDIES.  The parties' remedies shall survive the
     -----------------------------
ending of this Lease when the ending is caused by the Default of the other party.

     10.08.  AUTHORITY OF PARTIES.  Each party warrants that (a) it is
     -----------------------------
authorized to enter into this Lease, (b) that the person signing on its behalf is duly authorized to execute this Lease and that no other signatures are necessary, (c) no consents or approvals are necessary with respect to the effectiveness of this transaction and (d) this lease is the legal, valid and binding obligation of such party.

     10.09.  BUSINESS DAYS.  Business days means Monday through Friday
     ----------------------
inclusive, excluding holidays identified at paragraph 3.02(b). Throughout this Lease, wherever "days" are used, the term shall refer to calendar days. Wherever the term "business days" is used, the term shall refer to business days.

     10.10.  ENTIRE AGREEMENT.  This Lease contains the entire agreement between
     -------------------------
the parties with respect the Premises and Building.

     10.11.  AMENDMENTS AND MODIFICATIONS.  This Lease shall be modified only
     -------------------------------------
by a writing signed by both parties.

     10.11.  DEFINITION OF LEASE.  This Lease includes Exhibits A - C attached.
     ----------------------------


                                LANDLORD

                                NATIONWIDE MUTUAL INSURANCE
                                   COMPANY


                                By: __________________________

                                Its: __________________________


                                TENANT

                                NATIONWIDE LIFE INSURANCE COMPANY


                                By: ____________________________

                                Its: ____________________________


                                NATIONWIDE LIFE AND ANNUITY INSURANCE
                                   COMPANY


                                By: ____________________________

                                Its: ____________________________



                                NATIONWIDE FINANCIAL SERVICES, INC.


                                By: _____________________________

                                Its: _____________________________

                                   EXHIBIT A
                                   ---------


                            DESCRIPTION OF PREMISES
                            -----------------------